CONTACT:
Investor Relations
Axon Enterprise, Inc.
IR@axon.com

Axon 2019 Revenue Grows 26% to $531 Million; SaaS ARR up 49%, Setting Foundation for Continued Growth & Momentum

Scottsdale, Ariz., February 27, 2020 — Axon (Nasdaq: AAXN), the global leader in connected public safety technologies, today released the following quarterly update letter to shareholders.

Dear Shareholders,

We are pleased to report a strong finish to 2019.

Revenue grew 26% to $531 million for the year, driven by demand for our latest generation camera, Axon Body 3, the cloud-connected TASER 7, and our cloud software.

Bottom line performance reflects our ability to scale manufacturing of TASER 7, continued growth of higher margin Axon Cloud revenue (up 41% for the full year), and cost control discipline. While net income was affected by catch-up stock compensation expense, we delivered a record $88 million in adjusted EBITDA for the full year, up 43%, and Q4 2019 adjusted EBITDA more than tripled to $38 million, reflecting a 22% margin.

The successful launch of Axon Body 3 drove record Q4 2019 sales of $172 million, up 50%, and holds tremendous strategic value. Customers are enthusiastic about better core performance and situational awareness features such as live-video streaming and real-time alerts. With LTE connectivity, GPS and a more powerful CPU for edge-AI processing, Axon Body 3 is designed to improve officer performance and drive adoption of SaaS features. Importantly, this is expected to fuel continued growth in annual recurring SaaS revenue. Axon Body 3’s communications capabilities also pave the way for adoption of the emergency dispatch solution we are bringing to market this year.

Our strategic focus on driving recurring cash flow and building a self-reinforcing SaaS-centric business is working. For example, in 2019:

•	We achieved $161 million in annual recurring SaaS revenue, up 49% over 2018;

•	71% of our full-year revenue was in recurring contracts, up from 55% in 2018 and 46% in 2017;

•	More than 100 agencies adopted Officer Safety Plan 7, which carries per-officer-per-month pricing of $149 to $229 and created a pipeline of customers that have gained access to Axon Records;

•	More than 70% of Officer Safety Plan 7 users are on the top-tier 7+ plan; and

•	More than 550 agencies adopted the cloud-connected TASER 7, with 80% of those selecting our highest value plans.

We continue to see customer enthusiasm for Axon Records, which underscores the effectiveness of our go-to-market strategy. We’ve made it attractive for agencies to start using Records by including it as a built-in benefit to our highest tier Officer Safety Plan — and some agencies will be able to fund the majority of their upgrade to that tier with savings from transitioning their legacy records management system to Axon Records.

Our strategic priorities in 2020 include continuing to execute in our core market, while accelerating our path-to-market in new product categories such as de-escalation and communications, and expanding to new customer categories. This will position us to achieve a higher level of annual recurring SaaS revenue over the long term. Specifically:

1.
We are accelerating our R&D investments in developing real-time command-and-control software for public safety, which represents a $2 billion rapidly growing market. Axon’s cloud-based software will be designed to empower everyone involved in incident response: dispatchers, call takers, command staff, patrol officers, firefighters and medical personnel. We intend to fundamentally improve the workflow that the industry refers to as Computer Aided Dispatch, or CAD — enabling entire agencies to respond as one team to get the right people with the right information to the right place at the right time. We expect to be live by mid-year with our first paying customer.

2.
We see a major opportunity in the corrections and federal law enforcement channels. In Q4 2019, Axon won a Department of Justice contract to equip Bureau of Alcohol, Tobacco, Firearms and Explosives officers with body cameras. This contract vehicle will also allow other federal law enforcement agencies to join the Axon network. We are now proud to support both the US Forest Service’s adoption of body cameras and TASER devices, and the DOJ’s new body camera pilot effort, both representing significant milestones in Axon’s federal expansion efforts. We estimate these two markets add $1.5 billion to our core municipal public safety market.

Unlocking new opportunities means Axon’s strategic growth areas have evolved and expanded into:

•
De-escalation: Developing tools that support public safety officers in avoiding or minimizing use of force is a key component of Axon’s mission to protect life. These tools include the cloud-connected TASER conducted energy device as well as a suite of Augmented Reality and Virtual Reality (AR/VR) training services for law enforcement, delivered through our Axon Academy training platform. To obsolete the bullet, we intend to not only develop more effective TASER devices over time but also drive training and adoption of the best practices in modern policing.

•
Sensors: Our digital evidence management software, Axon Evidence, supports our network of cloud-connected cameras and sensors. Axon Evidence is the world’s largest cloud-hosted data repository of law enforcement video data and other types of electronic evidence. In September 2019, we began shipping Axon Body 3, a camera with an LTE antenna and GPS chip, which supports real-time awareness.

•
Productivity: Our productivity suite of tools reduce time spent on paperwork. Axon Records takes a disruptive modern approach to displace legacy on-premises Records Management Systems (RMS) by putting body camera video at the heart of incident records. Axon Records includes Axon Standards, a radically simpler approach to use-of-force reporting. Another software solution in this suite, Axon Performance, helps agencies ensure that officers are adhering to agency policies, and provides analytics on the effectiveness of body-worn camera programs. And Redaction Assistant enables agencies to redact videos in a fraction of the time through the use of artificial intelligence (AI).

•
Communications: We are developing communication tools that support real-time situational awareness through the sharing of information across various channels, including voice, messaging, location mapping, and intelligence and evidence sharing. Products include Axon Aware, which allows agencies to know the GPS location of their officers and what those officers are experiencing through live video streaming and more; and Axon Dispatch, the emergency dispatch solution we are bringing to market this year.

By 2030, we believe:

•	TASER devices will be the primary means to stop a threat

•	AI-enabled body cameras will eliminate the majority of manual report writing

•	Cloud-enabled devices will be the primary means to dispatch officers in the field

•	Axon will be a household name by virtue of the transformative value we'll create for society and all of our stakeholders

Summary of Q4 2019 results:

•	Record quarterly revenue of $172 million, up 50% year over year, included $26 million of Axon Body 3 hardware shipments, and reflected a successful product launch.

•
Total company gross margin of 53.9% reflected a higher-than-usual mix of body camera hardware and TASER 7 cartridges, as expected. For more details, please see gross margin commentary by segment, below.

•
Operating expenses of $107 million included $47.5 million in stock-based compensation expenses, including $33 million of incremental “catch up” expense. Operating expenses excluding stock-based compensation declined sequentially, reflecting rigorous cost controls.

◦	SG&A of $78 million included $40.2 million in stock-based compensation expenses, including $29.9 million in “catch up” expenses.

◦	R&D of $29 million included $7.3 million in stock-based compensation expenses, including $2.9 million in “catch up” expenses.

◦
These “catch up” expenses are tied to Axon’s CEO Performance Award and eXponential Stock Performance Plan (“XSPP”), for which six additional performance goals became probable of attainment during Q4 2019 due to our strengthened outlook, bringing the total number of performance goals that are statistically probable to nine.

•	GAAP EPS was ($0.21); Non-GAAP EPS of $0.41 excludes non-cash stock-based compensation expense.

◦	GAAP EPS includes the “catch-up” stock-based compensation expense referred to above.

◦
For more details about Axon’s innovative stock-based compensation plans, which were approved by shareholders and align the interests of management and employees with shareholders, please see our online FAQ.

•	Quarterly Adjusted EBITDA was a record $38 million, representing 22% margin on revenue, and 48% incremental contribution margin. For the full year, adjusted EBITDA grew 43% to $88 million.

•
Cash and investments grew $43 million sequentially to approximately $396 million. Axon’s strong balance sheet, with zero debt, provides us with the latitude to continue growing our subscription contracts as a percentage of revenue.

Financial commentary by segment:

TASER:

	THREE MONTHS ENDED			CHANGE
	31 DEC 2019	30 SEP 2019	31 DEC 2018	QoQ	YoY
	(in thousands)
Net sales	$83,955	$71,743	$65,301	17.0%	28.6%
Gross margin	60.5%	63.1%	65.0%	-260bp	-450bp

•
TASER revenue of $84 million grew 29% year over year, reflecting strong momentum in TASER 7, which began shipping in Q4 2018, and strong cartridge shipments in the quarter, reflecting our ability to meet a substantial demand backlog.

•
TASER gross margin declined, as expected, due to the mix of TASER 7 cartridges shipped in the quarter. We anticipate that segment gross margin will improve in 2020, building throughout the year, driven by product mix, continued TASER 7 program cost optimization and a reduction in discounts.

Software & Sensors:

	THREE MONTHS ENDED			CHANGE
	31 DEC 2019	30 SEP 2019	31 DEC 2018	QoQ	YoY
	(in thousands)
Axon Cloud net sales	$36,805	$34,021	$25,774	8.2%	42.8%
Axon Cloud gross margin	76.1%	75.8%	74.5%	30bp	160bp

Sensors and Other net sales	$51,091	$25,073	$23,716	103.8%	115.4%
Sensors and Other gross margin	27.0%	36.4%	15.7%	-940bp	1,130bp

•
Axon Cloud revenue grew 43% and achieved gross margins of 76.1% in Q4 2019. This margin includes some low-to-no-margin professional services that support new installations for SaaS customers. The software-only revenue in this segment, which includes cloud storage and compute costs, has consistently carried a gross margin above 80%.

•
Strong revenue in the Sensors and Other category was driven by record body camera shipments of about 83,000 units, topping the previous record of nearly 29,000 units shipped in Q3 2017. (These unit figures exclude the Axon Flex line-of-sight camera, which affixes to an officer’s sunglasses or hat brim.) Approximately 75% of Q4 2019 body camera unit shipments were Axon Body 3. We expect a significantly lower run-rate of body camera unit sales going forward.

•
Sensors and Other gross margin of 27% was in line with our expectations. As a reminder, we manage toward a 25% gross margin for camera and sensors hardware, and the gross margin will fluctuate quarter to quarter depending on the customer mix.

Forward-Looking Performance Indicators:

	31 DEC 2019	30 SEP 2019	30 JUN 2019	31 MAR 2019	31 DEC 2018
	($ in thousands)
Annual recurring revenue (1)	$161,277	$141,540	$129,452	$122,276	$108,496
Total company future contracted revenue	$1,230,000	$1,130,000	$1,050,000	$930,000	$900,000
Percentage of TASER devices sold on a recurring payment plan	58%	55%	60%	42%	35%
(1) Monthly recurring license, integration, warranty, and storage revenue annualized.

•	Annual recurring revenue grew 49% year over year to $161 million, driven by strong adoption of our integrated software-heavy bundles and features.

•
Total company future contracted revenue grew to $1.23 billion. This amount is limited to revenue from arrangements that meet the definition of a contract under Topic 606 as of December 31, 2019. We expect to recognize between 20% to 25% of this balance over the next 12 months and generally expect the remainder to be recognized over the following five to seven years, subject to risks related to delayed deployments, budget appropriation or other contract cancellation clauses.

•
We have substantially moved the needle on driving TASER subscriptions in the past year. Approximately 58% of all devices sold in Q4 were on a recurring payment plan, compared with 35% a year ago. In the United States, recurring payment plans accounted for 65% of new TASER contracts, with TASER 7 contracts driving subscriptions. This represents significant progress toward transitioning the TASER business to a subscription model.

•
Record quarterly software and sensors bookings of $171 million were up 55% year over year. Going forward, we will not be disclosing this metric. It was introduced in the early days of our Software & Sensors business, and is no longer strategically relevant to evaluating the health of the segment. We believe that total company future contracted revenue is a more relevant and comprehensive forward-looking performance indicator, as it encompasses all company contracts, including TASER.

•
We ended the year with 465,200 users on the Axon network. Going forward, we are retiring this metric, which is declining in relevance as our business continues to evolve. We believe that annual recurring revenue provides a more useful measure of the health of the SaaS business we are building.

Outlook:

For the full year 2020, we expect to achieve:

•	Revenue in the range of $615 million to $625 million;

◦	At the midpoint, this represents 17% year-over-year growth, and more than 20% year-over-year growth excluding the surge of Axon Body 3 hardware shipments in Q4 2019;

◦	We anticipate that Q1 2020 revenue will increase approximately 13% year-over-year;

◦	We anticipate that 2020 revenue will accelerate in the second half of the year, with a back-half weighting similar to 2019;

•	Adjusted EBITDA in the range of $100 million to $105 million;

◦	Adjusted EBITDA guidance reflects modest gross margin improvement over 2019, which will be partially offset by camera hardware shipments to major city customers;

◦
Adjusted EBITDA guidance reflects accelerated investments to take advantage of total addressable market expansion opportunities in new product categories, such as communications, and new customer categories, such as federal and corrections, as described above, and in building out systems for scale;

◦	Adjusted EBITDA guidance excludes expected legal costs of up to $15 million associated with litigation involving the FTC, which we intend to treat as an add-back to Adjusted EBITDA;

◦	We expect Adjusted EBITDA margin of approximately 10% to 12% in Q1 2020;

•	We expect a normalized tax rate of 20% to 25%, which can fluctuate depending on geography of income and the effects of discrete items, including changes in our stock price;

•
We expect stock-based compensation expenses to be approximately $85 million for the full year, which is subject to change depending on our assessment of the probability of attaining operational metrics for the CEO Performance Award and XSPP awards, and the expected timing of such attainment; and

•
We are closely monitoring our supply chain and operations in the context of the coronavirus crisis. Though the situation is dynamic, at this time, we believe the potential impact to Axon is reflected in our full-year guidance.

This is an exciting time for Axon and its customers -- the products we are bringing to market are fundamentally improving public safety, creating massive societal value, and saving lives. Thank you for joining us on this journey.

Signed,
Rick Smith, CEO
Luke Larson, President
Jawad Ahsan, CFO

Quarterly conference call and Webcast

We will host our Q4 2019 earnings conference call on February 27 at 2 p.m. PT / 5 p.m. ET.

The call will be available via live audio webcast and archived replay on Axon's investor relations website at https://investor.axon.com.

Statistical Definitions

Software and Sensors bookings are an indication of the activity the Company is seeing relative to Software and Sensors hardware, software and Axon Evidence. We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales), including contractual optional periods we expect to be exercised, net of cancellations, inclusive of renewals, placed in the relevant fiscal period, regardless of when the products or services ultimately will be provided. Most bookings will be invoiced in subsequent periods.

Due to municipal government funding rules, in some cases certain of the future period amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although Axon has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be fulfilled, if agencies do not exercise contractual options, do not appropriate money in future year budgets or do enact a cancellation clause, revenue associated with these bookings may not ultimately be recognized, resulting in a future reduction to bookings.

For more information relative to our revenue recognition policies, please reference our SEC filings.

Non-GAAP Measures

To supplement the Company's financial results presented in accordance with GAAP, we present the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Non-GAAP Net Income, Non-GAAP Diluted Earnings Per Share and Free Cash Flow. The Company's management uses these non-GAAP financial measures in evaluating the Company's performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented herein.

•	EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation and amortization.

•
Adjusted EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation, amortization, non-cash stock-based compensation expense and pre-tax certain other items (described below).

•
Non-GAAP Net Income (Most comparable GAAP Measure: Net income) - Net income excluding the costs of non-cash stock-based compensation and excluding pre-tax certain other items, including, but not limited to, net gain/loss/write-down/disposal/abandonment of property, equipment and intangible assets; loss on impairment; and costs related to business acquisitions. The Company tax-effects non-GAAP adjustments using the blended statutory federal and state tax rates for each period presented.

•
Non-GAAP Diluted Earnings Per Share (Most comparable GAAP Measure: Earnings Per share) - Measure of Company's Non-GAAP Net Income divided by the weighted average number of diluted common shares outstanding during the period presented.

•
Free Cash Flow (Most comparable GAAP Measure: Cash flow from operating activities) - cash flows provided by operating activities minus purchases of property and equipment, intangible assets and cash flows related to business acquisitions.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company's operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company's GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company's GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company's GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP or under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company's results to the results of other companies.

About Axon

Axon is a network of devices, apps and people that helps public safety personnel become smarter and safer. With a mission of protecting life, our technologies give customers the confidence, focus and time they need to keep their communities safe. Our products impact every aspect of a public safety officer's day-to-day experience.

We work hard for those who put themselves in harm's way for all of us. More than 225,000 lives and countless dollars have been saved with the Axon network of devices, apps and people. Learn more at www.axon.com or by calling (800) 978-2737. Facebook is a trademark of Facebook, Inc.;LTE isa trademark of the European Telecommunications Standards Institute; Oculus is a trademark of Facebook Technologies, LLC;Twitter is a trademark of Twitter, Inc. and Zoom is a trademark of Zoom Video Communications, Inc.

Axon, Axon Records, Axon Dispatch, Axon Performance, Axon Standards, Axon Body, Redaction Assistant, Axon Accelerate, Axon Evidence, Axon Academy,Axon Fleet, TASER, TASER 7 and the Delta Logo are trademarks of Axon Enterprise, Inc., some of which are registered in the US and other countries. For more information, visit www.axon.com/legal. All rights reserved.

Follow Axon here:

•	Axon on Twitter: https://twitter.com/axon_us

•	Axon on Facebook: https://www.facebook.com/Axon.ProtectLife/

Forward-looking statements

These forward-looking statements include, without limitation, statements regarding: proposed products and services and related development efforts and activities; expectations about the market for our current and future products and services; expectations about customer behavior; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s strategies, goals and objectives and other similar expressions; as well as the ultimate resolution of financial statement items requiring critical accounting estimates, including those set forth in our Form 10-K for the year ended December 31, 2019. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions.The following important factors could cause actual results to differ materially from those in the forward-looking statements: our ability to design, introduce and sell new products or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to manage our supply chain and avoid production delays, shortages, and impacts to expected gross margins; the impact of stock compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; negative media publicity regarding our products; the impact of product mix on projected gross margins; defects in our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including our reliance on third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the U.S. and in foreign markets, especially related to the classification of our product by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives and to evolving regulations surrounding privacy and data protection; our ability to integrate acquired businesses; our ability to attract and retain key personnel; and counter-party risks relating to cash balances held in excess of FDIC insurance limits.Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Our Annual Report on Form 10-K lists various important factors that could cause actual results to differ materially from expected and historical results. These factors are intended as cautionary statements for investors within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Readers can find them under the heading "Risk Factors" in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, and investors should refer to them. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the SEC.

Please visit https://investor.axon.com, https://www.axon.com/press, www.twitter.com/axon_us and https://www.facebook.com/Axon.ProtectLife/ where Axon discloses information about the company, its financial information, and its business.

For investor relations information please contact Andrea James via email at IR@axon.com.

AXON ENTERPRISE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018
Net sales from products	$134,497	$96,497	$89,017	$399,474	$327,635
Net sales from services	37,354	34,340	25,774	131,386	92,433
Net sales	171,851	130,837	114,791	530,860	420,068
Cost of product sales	70,418	42,445	42,863	190,683	139,337
Cost of service sales	8,793	8,223	6,582	32,891	22,148
Cost of sales	79,211	50,668	49,445	223,574	161,485
Gross margin	92,640	80,169	65,346	307,286	258,583
Operating expenses:
Sales, general and administrative	78,281	48,424	42,099	212,959	156,886
Research and development	28,745	25,129	21,254	100,721	76,856
Total operating expenses	107,026	73,553	63,353	313,680	233,742
Income (loss) from operations	(14,386)	6,616	1,993	(6,394)	24,841
Interest and other income, net	2,486	1,820	1,021	8,464	3,263
Income (loss) before provision for income taxes	(11,900)	8,436	3,014	2,070	28,104
Provision for (benefit from) income taxes	479	2,332	931	1,188	(1,101)
Net income (loss)	$(12,379)	$6,104	$2,083	$882	$29,205
Net income (loss) per common and common equivalent shares:
Basic	$(0.21)	$0.10	$0.04	$0.01	$0.52
Diluted	$(0.21)	$0.10	$0.03	$0.01	$0.50
Weighted average number of common and common equivalent shares outstanding:
Basic	59,374	59,278	58,502	59,190	56,392
Diluted	60,257	60,059	59,665	60,018	57,922

AXON ENTERPRISE, INC.
SEGMENT REPORTING
(Unaudited)
(dollars in thousands)

	THREE MONTHS ENDED 31 DEC 2019			THREE MONTHS ENDED 30 SEP 2019			THREE MONTHS ENDED 31 DEC 2018
	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total
Net sales from products (1)	$83,406	$51,091	$134,497	$71,424	$25,073	$96,497	$65,301	$23,716	$89,017
Net sales from services (2)	549	36,805	37,354	319	34,021	34,340	—	25,774	25,774
Net sales	83,955	87,896	171,851	71,743	59,094	130,837	65,301	49,490	114,791
Cost of product sales	33,144	37,274	70,418	26,504	15,941	42,445	22,874	19,989	42,863
Cost of service sales	—	8,793	8,793	—	8,223	8,223	—	6,582	6,582
Cost of sales	33,144	46,067	79,211	26,504	24,164	50,668	22,874	26,571	49,445
Gross margin	50,811	41,829	92,640	45,239	34,930	80,169	42,427	22,919	65,346
Gross margin %	60.5%	47.6%	53.9%	63.1%	59.1%	61.3%	65.0%	46.3%	56.9%

Research and development	4,185	24,560	28,745	3,485	21,644	25,129	5,196	16,058	21,254

	TWELVE MONTHS ENDED 31 DEC 2019			TWELVE MONTHS ENDED 31 DEC 2018
	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total
Net sales from products (1)	$280,554	$118,920	$399,474	$253,115	$74,520	$327,635
Net sales from services (2)	1,107	130,279	131,386	—	92,433	92,433
Net sales	281,661	249,199	530,860	253,115	166,953	420,068
Cost of product sales	107,188	83,495	190,683	80,354	58,983	139,337
Cost of service sales	—	32,891	32,891	—	22,148	22,148
Cost of sales	107,188	116,386	223,574	80,354	81,131	161,485
Gross margin	174,473	132,813	307,286	172,761	85,822	258,583
Gross margin %	61.9%	53.3%	57.9%	68.3%	51.4%	61.5%

Research and development	14,469	86,252	100,721	17,012	59,844	76,856

(1) Software and Sensors “products” revenue consists of sensors, including on-officer body cameras, Axon Fleet cameras, other hardware sensors, warranties on sensors, and other products, and is sometimes referred to as Sensors and Other revenue.

(2) Software and Sensors “services” revenue comprises sales related to the Axon Cloud, which includes Axon Evidence, cloud-based evidence management software revenue, other recurring cloud-hosted software revenue and related professional services, and is sometimes referred to as Axon Cloud revenue.

AXON ENTERPRISE, INC.
UNIT SALES STATISTICS
(Unaudited)
Units in whole numbers

	THREE MONTHS ENDED				TWELVE MONTHS ENDED 31 DEC
	31 DEC 2019	31 DEC 2018	Unit Change	Percent Change	31 DEC 2019	31 DEC 2018	Unit Change	Percent Change
TASER 7	14,577	5,759	8,818	153.1%	49,221	5,759	43,462	754.7%
TASER X26P	13,554	18,597	(5,043)	(27.1)	48,798	71,823	(23,025)	(32.1)
TASER X2	11,534	13,088	(1,554)	(11.9)	40,973	65,855	(24,882)	(37.8)
TASER Pulse and Bolt	2,978	7,490	(4,512)	(60.2)	11,785	18,398	(6,613)	(35.9)
Cartridges	962,519	600,690	361,829	60.2	2,751,603	2,342,897	408,706	17.4
Axon Body	83,268	26,167	57,101	218.2	151,499	85,965	65,534	76.2
Axon Flex	3,078	5,080	(2,002)	(39.4)	15,586	15,541	45	0.3
Axon Fleet	3,324	3,908	(584)	(14.9)	10,467	9,445	1,022	10.8
Axon Dock	10,149	3,859	6,290	163.0	22,275	17,762	4,513	25.4
TASER Cam	1,177	1,952	(775)	(39.7)	5,533	8,310	(2,777)	(33.4)

AXON ENTERPRISE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Dollars in thousands

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018
EBITDA and Adjusted EBITDA:
Net income (loss)	$(12,379)	$6,104	$2,083	$882	$29,205
Depreciation and amortization	3,165	2,709	2,389	11,361	10,615
Interest expense	19	4	33	46	86
Investment interest income	(1,760)	(1,647)	(1,076)	(7,040)	(3,002)
Provision for (benefit from) income taxes	479	2,332	931	1,188	(1,101)
EBITDA	$(10,476)	$9,502	$4,360	$6,437	$35,803

Adjustments:
Stock-based compensation expense	$48,300	$13,663	$6,577	$78,495	$21,879
Transaction costs and adjustments related to business acquisition	—	—	—	—	1,382
Loss on disposal and abandonment of intangible assets	16	33	14	67	2,117
Loss on disposal and impairment of property and equipment, net	134	845	13	2,542	303
Costs related to FTC litigation	240	—	—	240	—
Adjusted EBITDA	$38,214	$24,043	$10,964	$87,781	$61,484
Net income (loss) as a percentage of net sales	(7.2)%	4.7%	1.8%	0.2%	7.0%
Adjusted EBITDA as a percentage of net sales	22.2%	18.4%	9.6%	16.5%	14.6%

Stock-based compensation expense:
Cost of product and service sales	$790	$312	$152	$1,565	$511
Sales, general and administrative	40,212	9,508	3,927	59,342	12,710
Research and development	7,298	3,843	2,498	17,588	8,658
Total	$48,300	$13,663	$6,577	$78,495	$21,879

AXON ENTERPRISE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - continued
(Unaudited)
Dollars in thousands

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018
Non-GAAP net income:
GAAP net income (loss)	$(12,379)	$6,104	$2,083	$882	$29,205
Non-GAAP adjustments:
Stock-based compensation expense	48,300	13,663	6,577	78,495	21,879
Loss on disposal and abandonment of intangible assets	16	33	14	67	2,117
Loss on disposal and impairment of property and equipment, net	134	845	13	2,542	303
Transaction costs and adjustments related to business acquisition	—	—	—	—	1,382
Costs related to FTC litigation	240	—	—	240	—
Income tax effects	(11,863)	(3,654)	(1,737)	(20,068)	(6,366)
Income tax benefit of CEO stock option exercise	—	—	(2,321)	—	(5,683)
Non-GAAP net income	$24,448	$16,991	$4,629	$62,158	$42,837

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018
Non-GAAP diluted earnings per share:
GAAP diluted earnings per share	$(0.21)	$0.10	$0.03	$0.01	$0.50
Non-GAAP adjustments:
Stock-based compensation expense	0.80	0.23	0.11	1.31	0.38
Loss on disposal and abandonment of intangible assets	0.00	0.00	0.00	0.00	0.04
Loss on disposal and impairment of property and equipment, net	0.00	0.01	0.00	0.04	0.01
Transaction costs and adjustments related to business acquisition	—	—	—	—	0.02
Costs related to FTC litigation	0.00	—	—	0.00	—
Income tax effects	(0.20)	(0.06)	(0.03)	(0.33)	(0.11)
Income tax benefit of CEO stock option exercise	—	—	(0.04)	—	(0.10)
Non-GAAP diluted earnings per share (1)	$0.41	$0.28	$0.08	$1.04	$0.74

Weighted average number of diluted common and common equivalent shares outstanding (in thousands)	60,257	60,059	59,665	60,018	57,922
(1) The per share calculations for GAAP net income, Non-GAAP adjustments and Non-GAAP diluted earnings per share are each computed independently. Per share amounts may not sum due to rounding.

AXON ENTERPRISE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	31 DEC 2019	31 DEC 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$172,250	$349,462
Short-term investments	178,534	—
Accounts and notes receivable, net	146,878	130,579
Contract assets, net	47,718	13,960
Inventory, net	38,845	33,763
Prepaid expenses and other current assets	34,866	30,391
Total current assets	619,091	558,155

Property and equipment, net	43,770	37,893
Deferred tax assets, net	27,688	19,347
Intangible assets, net	12,771	15,935
Goodwill	25,013	24,981
Long-term investments	45,499	—
Long-term notes receivable, net of current portion	31,598	40,230
Other assets	40,209	22,999
Total assets	$845,639	$719,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	25,874	15,164
Accrued liabilities	45,001	41,092
Current portion of deferred revenue	117,864	107,016
Customer deposits	2,974	2,702
Other current liabilities	3,853	37
Total current liabilities	195,566	166,011

Deferred revenue, net of current portion	87,936	74,417
Liability for unrecognized tax benefits	3,832	2,849
Long-term deferred compensation	3,936	3,235
Deferred tax liability	354	—
Other long-term liabilities	10,520	5,704
Total liabilities	302,144	252,216

Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	528,272	453,400
Treasury stock	(155,947)	(155,947)
Retained earnings	172,265	171,383
Accumulated other comprehensive loss	(1,096)	(1,513)
Total stockholders’ equity	543,495	467,324
Total liabilities and stockholders’ equity	$845,639	$719,540

AXON ENTERPRISE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018
Cash flows from operating activities:
Net income (loss)	$(12,379)	$6,104	$2,083	$882	$29,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,165	2,709	2,389	11,361	10,615
Loss on disposal and abandonment of intangible assets	16	33	14	67	2,117
Loss (gain) on disposal and impairment of property and equipment, net	134	845	13	2,542	303
Stock-based compensation	48,300	13,663	6,577	78,495	21,879
Deferred income taxes	(4,041)	(2,635)	(1,266)	(7,987)	(3,592)
Unrecognized tax benefits	389	(19)	1,045	983	1,144
Other noncash, net	1,005	1,101	—	3,928	34
Change in assets and liabilities:
Accounts and notes receivable and contract assets	(8,333)	(19,491)	(16,471)	(38,830)	(67,643)
Inventory	1,399	1,213	5,771	(4,903)	14,804
Prepaid expenses and other assets	2,122	(6,206)	(658)	(9,845)	(12,739)
Accounts payable, accrued liabilities and other liabilities	18,495	3,224	9,200	4,967	13,506
Deferred revenue	(4,463)	21,899	22,542	24,013	54,242
Net cash provided by operating activities	45,809	22,440	31,239	65,673	63,875
Cash flows from investing activities:
Purchases of investments	(111,784)	(100,701)	—	(354,477)	(4,331)
Proceeds from call / maturity of investments	37,876	66,888	500	130,083	11,158
Purchases of property and equipment	(3,828)	(4,250)	(4,259)	(15,939)	(11,139)
Purchases of intangible assets	(76)	16	(98)	(404)	(558)
Business acquisitions, net of cash acquired	—	—	—	—	(4,990)
Net cash used in investing activities	(77,812)	(38,047)	(3,857)	(240,737)	(9,860)
Cash flows from financing activities:
Net proceeds from equity offering	—	—	—	—	233,993
Proceeds from options exercised	8	2	1,044	114	1,757
Income and payroll tax payments for net-settled stock awards	(783)	(1,136)	(2,154)	(4,051)	(14,127)
Payment of contingent consideration for business acquisitions	—	—	(1,700)	—	(2,275)
Net cash provided by (used in) financing activities	(775)	(1,134)	(2,810)	(3,937)	219,348
Effect of exchange rate changes on cash and cash equivalents	1,007	(426)	(393)	329	(774)
Net increase (decrease) in cash and cash equivalents and restricted cash	(31,771)	(17,167)	24,179	(178,672)	272,589
Cash and cash equivalents, beginning of period	204,126	221,293	326,848	351,027	78,438
Cash and cash equivalents, end of period	$172,355	$204,126	$351,027	$172,355	$351,027

AXON ENTERPRISE, INC.
SELECTED CASH FLOW INFORMATION
(Unaudited)
(in thousands)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	31 DEC 2019	30 SEP 2019	31 DEC 2018	31 DEC 2019	31 DEC 2018

Net cash provided by operating activities	$45,809	$22,440	$31,239	$65,673	$63,875
Purchases of property and equipment	(3,828)	(4,250)	(4,259)	(15,939)	(11,139)
Purchases of intangible assets	(76)	16	(98)	(404)	(558)
Cash flows related to business acquisitions	—	—	—	—	(4,990)
Free cash flow, a non-GAAP measure	$41,905	$18,206	$26,882	$49,330	$47,188

AXON ENTERPRISE, INC.
SUPPLEMENTAL TABLES
(in thousands)

	31 DEC 2019	31 DEC 2018
	(Unaudited)
Cash and cash equivalents	$172,250	$349,462
Short-term investments	178,534	—
Long-term investments	45,499	—
Total cash and cash equivalents and investments	$396,283	$349,462